SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) October 21, 1998


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000

Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Earnings Press Release, dated October 21, 1998.
















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







                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




October 21, 1998

                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibits
-------        ------------------------------------------------------------

  99           Copy of the Registrant's Earnings Press Release, dated
               October 21, 1998.

                                                     EXHIBIT 99



                                        Contact:  Susan Gaffney
                                                  (302) 774-2698



           DUPONT REPORTS THIRD QUARTER 1998 EARNINGS
           ------------------------------------------


        Wilmington, Del., Oct., 21 -- DuPont reported $.67 third quarter diluted earnings per share before nonrecurring items compared with a third quarter record $.85 earned in 1997.
        A reported net loss of $.54 per share occurred for the quarter including a net charge of $1.21 per share for nonrecur-ring items. These include an $.18 per share extraordinary charge for early redemption of debt, $.83 per share for the write-off of acquired in-process R&D, a $.23 per share charge related to company-wide productivity improvement initiatives, partly offset by a $.03 per share gain on sale of assets.

             Diluted Earnings Per Share Comparisons
             --------------------------------------

                  3 Mos.       3 Mos.       9 Mos.       9 Mos.
                 9/30/98      9/30/97      9/30/98      9/30/97
                 -------      -------      -------      -------
Underlying*       $ .67        $ .85        $2.46        $2.73
Reported          $(.54)       $(.02)       $1.09        $1.86
---------------
*Includes discontinued operations (Conoco).


Third Quarter Highlights:
------------------------
        During the third quarter, the company took major steps toward positioning itself for greater competiveness in selected markets:
     o Completed acquisition of Merck & Co.'s interest in The DuPont Merck Pharmaceutical Company and successfully launched SustivaTM, a drug for the treatment of HIV and AIDS.

     o Announced the fourth quarter IPO of Conoco followed by the planned "split off" of remaining shares next year via an exchange to DuPont shareholders.

     o Identified and began implementing productivity improve-ment initiatives including personnel reductions in the company's core businesses.

     o Announced planned fourth quarter sale of remaining interest in coal operations.

        In view of the planned divestiture of Conoco, beginning this quarter results for the company's core businesses will be reported as earnings from continuing operations, and results for Conoco reported as discontinued operations as reflected in the table below:
                  Diluted Earnings ($) Per Share
                  ------------------------------

                            3 Mos.     3 Mos.     9 Mos.     9 Mos.
                           9/30/98    9/30/97    9/30/98    9/30/97
                           -------    -------    -------    -------
Continuing Operations
---------------------
  Underlying                 .53        .63        1.94       2.05

  Reported                  (.50)      (.24)        .75       1.18

Discontinued Operations      .14        .22         .52        .68
-----------------------

Extraordinary Item          (.18)        -         (.18)        -
------------------

Total Company
-------------
  Underlying*                .67        .85        2.46       2.73

  Reported                  (.54)**    (.02)       1.09**     1.86

---------------------
 *Includes per share amounts from discontinued operations. **Includes 3Q98 extraordinary charge of $.18 per share for early redemption of $1.6 billion of high interest rate long-term debt, $.83 for write-off of in-process R&D, a $.23 charge for productivity initiatives, and a $.03 gain from an asset sale.

        "The combination of lower demand from weakening global economies, lower oil prices and the negative impact of a strong U.S. dollar on selling prices resulted in a decline from record third quarter earnings last year," said DuPont President and Chief Executive Officer Charles O. Holliday, Jr. "We are responding directly to these difficult business conditions by intensifying our previously announced productivity actions, which include reduction of employment costs, rationalization of assets and our increased emphasis on cost-effective raw material sourcing."
        Holliday added, "With the expectation of a challenging global economy in 1999, we intend to maintain our emphasis on productivity while we continue to aggressively focus our businesses."
Results From Continuing Operations
----------------------------------
        Income from continuing operations before nonrecurring items was $610 million or $.53 per share compared with $725 million or $.63 per share. For the nine months to-date, income from continuing operations was $2,231 million, or $1.94 per share versus $2,359 million, or $2.05 per share, down
5 percent.  Year-to-date sales were $18.7 billion, up 3 percent.
        Sales in the third quarter were $6.0 billion, up
7 percent, compared with $5.7 billion in the prior year adjusted to exclude sales from divested businesses. Sales from acquired businesses added $695 million or 12 percent. Excluding sales from acquired businesses, third quarter sales were 5 percent below last year.
        The following compares third quarter 1998 with prior year for segment results from continuing operations before nonrecurring items described in the accompanying footnotes.
        Chemicals segment earnings were $161 million compared with $152 million earned last year, up 6 percent, principally due to higher earnings from white pigments. Segment sales of $1.0 billion were 4 percent lower, reflecting a 9 percent decline from lower sales volume and divested hydrogen peroxide production. Segment selling prices were up 5 percent reflecting higher white pigment prices.
        Fibers segment earnings were $207 million, 12 percent below the $234 million earned in 1997. Lower earnings from "Dacron" polyester and aramids were partly offset by better earnings from nylon and nonwovens. "Dacron" polyester had significant declines in volume and selling prices, largely due to competitive pressure from Asian imports. Segment sales of $1.8 billion were down 4 percent as selling prices averaged
3 percent lower and sales volumes 1 percent lower.
        Earnings for the polymers segment were $208 million, 7 percent below $224 million earned in 1997, as improved results from fluoropolymers were offset by lower earnings in the other businesses. Segment sales of $1.6 billion were 3 percent lower than 1997, reflecting 2 percent lower volume and 1 percent lower selling prices.
        Life Sciences segment earnings were $48 million, down
60 percent from $121 million in 1997. Agricultural Products earnings were substantially lower, as had been predicted, due to three factors: (1) approximately $100 million lower sales as a result of last year's change in inventory stocking previously held on consignment, (2) bad debt expense for Brazil, Eastern Europe and Russia and (3) the company's share of Pioneer's seasonal quarterly loss. Pharmaceuticals earnings were also lower due to R&D and launch costs for SustivaTM and a less favorable pattern of "Coumadin" warfarin sodium sales in the third quarter. Segment sales, including $466 million from acquisitions, were $839 million, down 2 percent compared to 1997 sales adjusted to include pharmaceuticals on a 100 percent basis. This reflects 5 percent lower prices partly offset by 3 percent higher volume.
        Diversified businesses earnings were $63 million, up
26 percent from $50 million in 1997. This reflects the absence of losses incurred last year from the now divested printing and publishing business, partly offset by earnings declines in the polyester businesses. Segment sales were $736 million, up
33 percent after adjusting third quarter 1997 to exclude sales from divested businesses. This reflects a 41 percent increase from the additional sales from acquired businesses, partly offset by 8 percent lower prices.

Results From Discontinued Operations
------------------------------------
        After reflecting adjustments for discontinued operations reporting, Conoco's third quarter 1998 after-tax operating income was $220 million compared to a third quarter record of $295 million in 1997. Income from discontinued operations for the quarter was $160 million or $.14 per share compared to $256 million or $.22 per share in 1997, with the primary differ-ence versus after-tax operating income being the allocation of interest expense based on net assets.
        Results for the quarter were adversely affected by market conditions that have affected the petroleum industry in general. Conoco's worldwide net realized oil price was $12.29 per barrel, down $5.67 or 32 percent from last year's $17.96. Worldwide natural gas prices averaged $2.08 per thousand cubic feet for the quarter compared with $2.17 last year, down
4 percent. Worldwide crude oil production was down 10 percent to 292,000 barrels per day (bpd) primarily due to the absence of properties sold in late 1997. Worldwide natural gas production was up 14 percent to 1,374 million cubic feet per day, with U.S. production rising some 32 percent. Worldwide-refined product sales were 1,081,000 bpd, down 1 percent versus 1997.
        Last week Conoco Inc. reported its third quarter results in an amendment to the registration statement covering the planned initial public offering of Conoco stock. Those results were on a different reporting basis than the discontinued opera-tions reporting discussed above. Because of the status of the registration statement, the company is unable to make any other comments regarding Conoco's third quarter performance.


10/21/98



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                      Three Months Ended        Nine Months Ended
CONSOLIDATED INCOME STATEMENT<Fa>                                        September 30             September 30
-------------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                                 1998       1997         1998        1997
------------------------------------------------------------------------------------------------------------------
SALES ..............................................................  $ 6,042    $ 5,794       $18,668     $18,186
Other Income<Fb> ...................................................      136        348           625         836
                                                                      -------    -------       -------     -------
    Total ..........................................................    6,178      6,142        19,293      19,022
                                                                      -------    -------       -------     -------
Cost of Goods Sold and Other Expenses ..............................    4,155      4,039        12,844      12,495
Selling, General and Administrative Expenses .......................      519        460         1,459       1,452
Depreciation and Amortization ......................................      368        349         1,067       1,015
Interest and Debt Expense ..........................................      160         92           416         268
Purchased In-Process Research and Development<Fc> ..................    1,441        850         1,501         850
Employee Separation Costs and Write-Down of Assets<Fd> .............      391        340           577         340
                                                                      -------    -------       -------     -------
    Total ..........................................................    7,034      6,130        17,864      16,420
                                                                      -------    -------       -------     -------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES,
  MINORITY INTERESTS AND EXTRAORDINARY ITEM ........................     (856)        12         1,429       2,602
Provision for Income Tax Expenses (Credits)<Fc> ....................     (290)       277           543       1,207
Minority Interests in Earnings (Loss) of Consolidated Subsidiaries .       (2)         8            19          34
                                                                      -------    -------       -------     -------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE EXTRAORDINARY ITEM .     (564)      (273)          867       1,361
Income from Discontinued Operations, Net of Income Tax Provisions of:
$109, $117, $311 and $654, respectively ............................      160        256           594         782
                                                                      -------    -------       -------     -------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                  (404)       (17)        1,461       2,143
Extraordinary Charge From Early Extinguishment of Debt, Net of
  Income Taxes<Fe> .................................................     (201)       -            (201)        -
                                                                      -------    -------       -------     -------
NET INCOME (LOSS) ..................................................  $  (605)   $   (17)      $ 1,260     $ 2,143
                                                                      =======    =======       =======     =======


BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK<Ff>
  Continuing Operations Before Extraordinary Item .................   $  (.50)   $  (.24)      $   .76     $  1.20
  Discontinued Operations .........................................       .14        .22           .53         .69
  Extraordinary Charge ............................................      (.18)       -            (.18)        -
                                                                      -------    -------       -------     -------
  Net Income (Loss) ...............................................   $  (.54)   $  (.02)      $  1.11     $  1.89
                                                                      =======    =======       =======     =======
DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK<Ff>
  Continuing Operations Before Extraordinary Item .................   $  (.50)   $  (.24)      $   .75     $  1.18
  Discontinued Operations .........................................       .14        .22           .52         .68
  Extraordinary Charge ............................................      (.18)       -            (.18)        -
                                                                      -------    -------       -------     -------
  Net Income (Loss) ...............................................   $  (.54)   $  (.02)      $  1.09<Fg> $  1.86
                                                                      =======    =======       =======     =======
DIVIDENDS PER SHARE OF COMMON STOCK                                   $   .35    $  .315       $ 1.015     $  .915
                                                                      =======    =======       =======     =======


[FN]

NOTES TO CONSOLIDATED INCOME STATEMENT

<Fa> Discontinued Operations:
     On September 28, 1998, the Company's Board of Directors approved a plan to divest Conoco. The Company plans to make an initial public offering of Conoco common stock before the end of 1998, followed by a tax-free split off of its remaining Conoco shares to DuPont shareholders. Accordingly, the Company's consolidated financial statements and notes report its petroleum business as discontinued operations. Prior periods have been restated.

<Fb> Effective July 1, 1998, other income no longer reflects equity affiliate earnings from the DuPont Merck Pharmaceutical Co. as these results are now fully consolidated. 1998 includes a $55 gain on the sale of Hydrogen Peroxide assets.

<Fc> Purchased in-process research and development represents the value assigned in a purchase business combination to research and development projects of the acquired business that were commenced but not yet completed at the date of acquisition and which, if unsuccessful, have no alternative future use in research and development activities or otherwise.

     In this regard, a charge of $1,300 was recorded in the quarter ending September 30, 1998 in conjunction with the purchase of Merck's interest in The DuPont Merck Pharmaceutical Company based on preliminary allocations of purchase price which are subject to revision upon completing independent valuations by an outside appraisal firm and completion of purchase accounting allocations. In addition, a charge of $141 was recorded based on a revised estimate of the purchased in-process research and development associated with the purchase of the polyester businesses of Imperial Chemical Industries PLC. 1998 year to date also includes a $60 charge for revision, based on independent appraisals, of the purchase price allocation in conjunction with the purchase of Protein Technologies International (PTI).

     Third quarter and year to date 1997 includes a charge of $850 taken in conjunction with the Company's acquisition of a 20% interest in Pioneer Hi-Bred International, Inc.

     The PTI and Pioneer charges were not tax effected because these transactions were stock purchases rather than asset purchases.

<Fd> Third quarter 1998 charges of $391 result from implementation of
     Company-wide productivity improvement initiatives. This includes $202 associated with separation costs for over 2,600 employees, and $189 in asset write-downs, principally due to shutdown and dismantlement of excess production capacity. 1998 year to date also includes $108 of employee separation costs and $78 primarily for the shutdown of related manufacturing facilities within the Nylon business.

     The 1997 write-down represents charges associated with exiting the Company's global graphic arts films and offset printing plates businesses.

[FN]

<Fe> During the third quarter 1998, the Company recognized an extraordinary after-tax charge of $201 ($274 pretax, less taxes of $73), as a result of a debt call and tender offer with an aggregate principal amount of $1,633.

<Ff> Earnings per share are calculated on the basis of the following average number of common shares outstanding:
                                     Three Months Ended
                                        September 30
                              --------------------------------
                                  Basic            Diluted
                              -------------     -------------
                     1998     1,130,461,535     1,130,461,535
                     1997     1,131,012,611     1,131,012,611

                                     Nine Months Ended
                                       September 30
                              --------------------------------
                                  Basic            Diluted
                              -------------     -------------
                     1998     1,129,608,903     1,147,393,778
                     1997     1,130,030,845     1,149,075,652

     Note: Diluted shares equal basic shares for the purposes of calculating diluted earnings per share due to the loss from continuing operations for the three months ended 1997 and 1998.

<Fg> Year to date earnings per share do not equal the sum of quarterly earnings per share due to changes in average share calculations.


E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


CONSOLIDATED INDUSTRY SEGMENT INFORMATION -                Three Months Ended            Nine Months Ended
CONTINUING OPERATIONS                                         September 30                 September 30
------------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                   1998            1997         1998            1997
-----------------------------------------------------------------------------------------------------------------
SALES
-----
Chemicals ...........................................   $ 1,026         $ 1,064       $ 3,094         $ 3,183
Fibers ..............................................     1,802           1,885         5,565           5,748
Polymers ............................................     1,639           1,688         5,133           5,106
Life Sciences .......................................       839             474         2,465           2,057
Diversified Businesses ..............................       736             683         2,411           2,092
                                                        -------         -------       -------         -------
    Total ...........................................   $ 6,042         $ 5,794       $18,668         $18,186
                                                        =======         =======       =======         =======
AFTER-TAX OPERATING INCOME (LOSS)<Fa><Fb>
---------------------------------
Chemicals ...........................................   $   146 <Fc>    $   152       $   475 <Fc>    $   427
Fibers ..............................................       125             234           438             702
Polymers ............................................       181             224           642             684
Life Sciences .......................................      (813)<Fd>       (657)<Fe>     (475)<Fd>        (274)(e)
Diversified Businesses ..............................      (126)<Fd>       (170)<Ff>       15 <Fd>         (33)(f)
                                                        -------         -------       -------         -------
    ATOI from Continuing Operations .................      (487)           (217)        1,095           1,506

Interest and Other Corporate
  Expenses, Net of Tax ..............................       (77)            (56)         (228)           (145)
                                                        -------         -------       -------         -------
NET INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY ITEM .........................   $  (564)        $  (273)      $   867         $ 1,361
                                                        =======         =======       =======         =======


<Fa> Prior periods have been restated to reflect discontinued operations status of petroleum operations.

<Fb> Third quarter 1998 includes a charge of $256 resulting from a
     Company-wide productivity improvement initiative as follows: Chemicals - $51; Fibers - $82; Polymers - $27; Life Sciences - $16; and Diversified Businesses - $80. 1998 year to date also includes charges of $130 within the Fibers segment attributable to employee separation costs and the shutdown of related manufacturing facilities.

<Fc> Includes a $36 gain on the sale of Hydrogen Peroxide assets.

<Fd> Third quarter 1998 includes a charge of $845 in Life Sciences related to purchased in-process R&D in conjunction with the purchase of Merck's interest in The DuPont Merck Pharmaceutical Company based on preliminary allocations of purchase price which are subject to revision upon obtaining independent valuations by an outside appraisal firm and completion of purchase accounting allocations. An additional charge of $109 was recorded in Diversified Businesses based on a revised estimate



[FN]

     of the purchased in-process research and development associated with the purchase of the polyester businesses of Imperial Chemical Industries PLC. 1998 year to date also includes a $60 charge in Life Sciences for revision, based on independent appraisals, of the purchase price allocation related to purchased in-process R&D in conjunction with the purchase of Protein Technologies International.

<Fe> Includes a benefit of $72 from the Company's equity interest in the sale by DuPont Merck of its generic and multisource product lines and an estimated charge of $850 made in conjunction with the Company's acquisition of a 20% interest in Pioneer Hi-Bred International, Inc.

<Ff> Includes a charge of $220 associated with exiting the Company's global graphic arts films and offset printing plates businesses.





E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


CONSOLIDATED INDUSTRY SEGMENT INFORMATION
EXCLUDING IMPACT OF NONRECURRING ITEMS -                    Three Months Ended            Nine Months Ended
CONTINUING OPERATIONS                                          September 30                 September 30
------------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                    1998           1997          1998           1997
-----------------------------------------------------------------------------------------------------------------
AFTER-TAX OPERATING INCOME
--------------------------
Chemicals ...........................................    $  161         $  152         $  490         $  427
Fibers ..............................................       207            234            650            702
Polymers ............................................       208            224            669            684
Life Sciences .......................................        48            121            446            504
Diversified Businesses ..............................        63             50            204            187
                                                         ------         ------         ------         ------
    ATOI from Continuing Operations .................       687            781          2,459          2,504

Interest and Other Corporate
  Expenses, Net of Tax ..............................       (77)           (56)          (228)          (145)
                                                         ------         ------         ------         ------
NET INCOME FROM CONTINUING OPERATIONS
  BEFORE EXTRAORDINARY ITEM .........................    $  610         $  725         $2,231         $2,359
                                                         ======         ======         ======         ======









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